Exhibit 10.2

SUPPLEMENTAL AGREEMENT TO

MACHINES OPERATION

AND PARTICIPATION CONSOLIDATION AGREEMENT

This SUPPLEMENTAL AGREEMENT is entered into on 25th May 2010 and executed by and between:

ELIXIR GAMING TECHNOLOGIES (CAMBODIA) LIMITED, a company incorporated in Cambodia, with principal business address at No. 7E, Mao Tse Tong Blvd, Sangkat Beoung Keng Kang 1, Khan Chamcarmon, Phnom Penh, Cambodia and correspondence address at Unit 3705, 37/F, The Centrium, 60 Wyndham Street, Central, Hong Kong (“ELIXIR”);

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ELIXIR GAMING TECHNOLOGIES, INC., a company incorporated in Nevada, with office address at c/o CT Corporation System,   6100 Neil Road, Suite 500, Reno, Nevada 89511, United States of America (the “Guarantor”);

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NAGAWORLD LIMITED, a company incorporated in Hong Kong, with correspondence address at Nagaworld, Hun Sen garden, Phnom Penh Cambodia (the “VENUE OWNER”).

W I T N E S S E T H

WHEREAS :

(A)      ELIXIR, the Guarantor and the VENUE OWNER entered into the Machines Operation and Participation Consolidation Agreement dated 30th December 2009 (the “Consolidation Agreement”), pursuant to which, amongst other matters, the VENUE OWNER agreed to grant the permission to ELIXIR to operate and manage a total maximum of 640 seats of Machines at the EGT Areas within NagaWorld subject to the terms and conditions of the Consolidation Agreement.

(B)       The parties agree to enter into this Supplemental Agreement for the purposes of , inter alia, expanding the EGT Areas by adding two new areas to it; and allowing ELIXIR to place and operate an additional 30 seats of Machines (thereby increasing total maximum number of seats of Machines which ELIXIR is permitted to operate and manage from 640 seats to 670 seats) at the EGT Areas (as expanded by this Supplemental Agreement), upon the terms and conditions of this Supplemental Agreement.

NOW, THEREFORE, the parties agree as follows:

1.             DEFINITIONS

In this Supplemental Agreement, unless the context otherwise requires, definitions used in the Consolidation Agreement shall have the same meanings when used herein.

2.             EXPANSION OF EGT AREAS AND INCREASE OF TOTAL MAXIMUM NUMBER OF ELIXIR’S MACHINES

2.1           Subject to Clause 3.1 below, the VENUE OWNER and ELIXIR hereby agree that two new additional areas (collectively “Area 4”), the locations of which are more particularly identified in RED colour on the floor plan attached in Schedule A hereto, be added to and shall, with effect from the date of payment of the New Commitment Fee (as defined below), form part of the EGT Areas.

2.2           For the sake of consistency and easy reference, the parties agree that :

(a)   the terms “Original Area” and “Additional Lobby Floor Area” as defined in the Consolidation Agreement shall be re-designated and named as “Area 1”;

(b)   the term “Chinese Restaurant Area” as defined in the Consolidation Agreement shall be re-designated and named as “Area 2”;

(c)   the term “Lounge Area” as defined in the Consolidation Agreement shall be re-designated and named as “Area 3”; and

(d)   all the aforesaid areas, together with Area 4 (subject to Clauses 2.1 above and 3.1 below) are the “EGT Areas”. The floor plan in Schedule A of the

Consolidation Agreement shall be replaced by the new floor plan attached to Schedule A of this Supplemental Agreement.

2.3           In addition to the 640 seats of Machines which ELIXIR is permitted to place, operate and manage at Area 1, Area 2 and Area 3 pursuant to the terms of the Consolidation Agreement, the VENUE OWNER hereby agrees, subject to the payment of the New Commitment Fee by ELIXIR in accordance with Clause 3.1 below, to grant permission to ELIXIR to place, operate and manage an additional 30 seats of Machines at the EGT Areas (thereby increasing the total maximum number of seats of Machines which ELIXIR is permitted to operate and manage from 640 seats to 670 seats). In this respect, the parties agree that, subject to payment of the New Commitment Fee by ELIXIR, all references to “640 seats” of Machines in the Consolidation Agreement shall be replaced by “670 seats” of Machines.

3.             NEW COMMITMENT FEE

3.1           In consideration of the addition of Area 4 to the EGT Areas, the granting of the permission by the VENUE OWNER for ELIXIR to place, operate and manage an additional 30 seats of Machines at the EGT Areas and the other undertakings and obligations of the VENUE OWNER hereunder, ELIXIR shall pay a lump sum amount of US$1,000,000 (United States Dollars One Million Only) to the VENUE OWNER by way of US dollars cheque as commitment fee (the “New Commitment Fee”) on or before 15th June 2010.

3.2           The VENUE OWNER and ELIXIR agree that, subject to the payment of the New Commitment Fee by ELIXIR, :

Clauses 3.2 (c) and (d) of the Consolidation Agreement shall be deleted in their entirety and replaced by the following provisions :

“3.2(c)    on and at any time prior to the Areas 3 & 4 Gross Win Receipt Date (as defined below) ELIXIR shall be entitled to 100% of the Daily Gross Win for the slot operation at Area 3 and Area 4 and the same shall be collected by ELIXIR on a daily basis in accordance with the Collection Procedure unless and until ELIXIR have received a total accumulated Gross Win of US$6,800,000 (representing the sum of US$5,470,000 and US$1,330,000) from the slot operation at Area 3 and/or Area 4 (the “Areas 3 & 4 Gross Win Receipt Date);

3.2(d)      from the day immediately after the Areas 3 & 4 Gross Win Receipt Date, the Daily Gross Win generated at Area 3 and Area 4 shall actually be distributed to and collected by the ELIXIR and the VENUE OWNER according to the revenue sharing ratio set forth in Clauses 3.1(c) and the relevant portion, namely 25% of the Daily Gross Win generated at Area 3 and Area 4 shall be distributed to ELIXIR on a daily basis in accordance with the Collection Procedure; and”.

3.3           The VENUE OWNER and ELIXIR further agree that Clause 9.4 (d) of the Consolidation Agreement shall be deleted in their entirety and replaced by the following provisions :

“9.4(d)     if ELIXIR has not received a total accumulated Daily Gross Win of (i) US$6,800,000  from the slot operation at Area 3 and/or Area 4, in full prior to such expiration, cessation or termination of this Agreement, then the VENUE OWNER shall pay :

a.     the difference (in positive amount) between US$4,100,000 and 75% of the Daily Gross Win actually collected and received by ELIXIR from the slot operation at Area 3, and

b.     the difference (in positive amount) between US$1,000,000 and 75% of the Daily Gross Win actually collected and received by ELIXIR from the slot operation at Area 4,

without any set off or counterclaim, to ELIXIR within 7 days from the date of such expiration, cessation or termination. For the avoidance of doubt, nothing in this provision shall be construed as making of any compensation in whatever form or nature by the VENUE OWNER to ELIXIR upon termination, cessation or expiration of this Agreement;”

4.             OTHER OBLIGATIONS OF THE VENUE OWNER

In addition to and without prejudice to the obligations and undertakings of the VENUE OWNER under the Consolidation Agreement, the VENUE OWNER agrees that it will, at its costs :

(a)   complete the renovation of Area 4 and make it become ready for installation and operation of Machines (and related equipment and systems for use of the Machines) by ELIXIR on or before 30th June 2010;

(b)   as soon as reasonably practicable but in any case not later than 31st July 2010, build two cages at the locations as specified on the layout plan attached in Schedule B hereto and to build railing between the said two cages for the purpose of separating the relevant EGT Areas from the other third party slot operators’ areas; and

(c)   as soon as reasonably practicable but in any case not later than 31st July 2010, re-construct the entrance door for the third party slot operator’s server room at such direction as shown on the layout plan in Schedule B.

5.             ACKNOWLEDGEMENT BY THE PARTIES

5.1           Without prejudice to the validity of other terms and conditions of the Consolidation Agreement (save for those as amended and modified by this Supplemental Agreement), the VENUE OWNER and ELIXIR hereby acknowledge and confirm that :

(a)         ELIXIR and the VENUE OWNER shall be entitled to share the Gross Win generated by all Machines at the EGT Areas according to the following ratio (subject to Clause 3.2 of the Consolidation Agreement (as modified and amended by this Supplemental Agreement)),with effect from the Effective Date (namely, 30th December 2009) :

(i)             ELIXIR shall be entitled to Twenty-Five percent (25%) of the Gross Win; and

(ii)            the VENUE OWNER shall be entitled to Seventy-Five percent (75%) of the Gross Win.

(b)   subject to any earlier termination in accordance with Clause 9 of the Consolidation Agreement, the term for operation and management of Machines by ELIXIR at the EGT Areas shall expire at the end of a Six (6) years period beginning from 1st March 2010.

5.2           Save as amended and modified by this Supplemental Agreement, all terms and conditions of the Consolidation Agreement shall remain in full force and effect. This Supplemental Agreement shall form part of the Consolidation Agreement and the Consolidation Agreement shall be read and construed in conjunction with this Supplemental Agreement.

6.             GOVERNING LAW

This Supplemental Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with and shall be governed by the laws of Hong Kong and the parties hereby submit to the exclusive jurisdiction of the courts of Hong Kong.

IN WITNESS WHEREOF, the parties hereof caused this Supplemental Agreement to be executed on the date first above written.

SIGNED by	)	/s/ Clarence Chung
	)	Chief Executive Officer
for and on behalf of ELIXIR	)
GAMING TECHNOLOGIES	)
(CAMBODIA) LIMITED	)
)
Authorised Signatory

EXECUTED as a DEED by ELIXIR	)	/s/ Clarence Chung
GAMING TECHNOLOGIES, INC.	)	Chief Executive Officer
)
in the presence of :-)		Authorised Signatory

SIGNED by	)	/s/ Philip Lee
	)	Senior Vice President Finance & Treasury
for and on behalf of	)
NAGAWORLD LIMITED	)
in the presence of :-)

Authorised Signatory

Schedule A

location of

the EGT Areas

In the attached floor plan of the lobby floor of NagaWorld,

(I)    the EGT Areas include :

(a)   Area 1 (formerly known as the Original Area and the Additional Lobby Floor Area), which is more particularly identified in pink colour;

(b)   Area 2 (formerly known as the Chinese Restaurant Area), which is more particularly identified in blue colour;

(c)   Area 3 (formerly known as the Lounge Area which comprises the lobby lounge area and the area outside the Darling Darling lounge), which is more particularly identified in yellow colour; and

(d)   Area 4 (comprising the two newly added areas pursuant to this Supplemental Agreement), which is more particularly identified in red colour; and

(II)   the Adjacent Area (as defined in Clause 5.3(a) of the Consolidation Agreement) is more particularly identified in green colour.

Schedule B

Layout Plan